Exhibit 99.1

Next Group Holdings Announces Final

Record Date of July 22, 2016 for Special Dividend

Shareholders are requested to obtain interim account

statements from their brokers as of the final July 22, 2016 record date

MIAMI, July 19, 2016 /PRNewswire/ - Next Group Holdings, Inc. (OTCQB: NXGH) (the "Company") today announced that it has received final clearance from FINRA with respect to its recently announced special stock dividend and the final record date for the dividend will now be July 22, 2016.

Now that the final record date has been set and cleared with FINRA, shareholders should obtain interim statements from their brokers as of the final July 22, 2016 record date. Those shareholders that have already submitted their interim statements to the Company, based on the previous June 28, 2016 record date, will need to request another interim statement from their broker based on the final record date and also resubmit that statement to the Company.

For our shareholders’ convenience, and to assist the Company in processing the dividend, we have posted to the “Investor Relations” section of the Company’s website (www.nextgroupholdings.com) a “Shareholder Transmittal Letter,” which each shareholder should use when transmitting to the Company their interim statement as of the final dividend record date. The Shareholder Transmittal Letter should be completed and signed by the shareholder and then returned to the Company, along with the attached interim account statement, by email or fax as indicated in the Shareholder Transmittal Letter. A form letter that can be used by shareholders to request their interim statement from their broker, as of the final July 22, 2016 record date, is also posted in the Investor Relation section of the Company’s website.

Shareholders with any questions regarding the dividend can reach the Company by email at dividend@nextgroupholdings.com, by fax at (305)-647-6497 or by telephone at 800-550-9055.

About Next Group Holdings, Inc.

Next Group Holdings, Inc. is headquartered in Miami, Florida, which, through its operating subsidiaries, engages in the business of using proprietary technology and certain licensed technology to provide innovative mobile banking, mobility, and telecommunications solutions to underserved, unbanked, and emerging markets. The Company’s principal executive offices are located at 1111 Brickell Avenue, Suite 2200, Miami, Florida 33131, and its telephone number at that location is (800) 611-3622. Its web address is www.nextgroupholdings.com.

THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS", AS THAT TERM IS DEFINED IN SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. STATEMENTS IN THIS NEWS RELEASE, WHICH ARE NOT PURELY HISTORICAL, ARE FORWARD-LOOKING STATEMENTS AND INCLUDE ANY STATEMENTS REGARDING BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS REGARDING THE FUTURE. EXCEPT FOR THE HISTORICAL INFORMATION PRESENTED HEREIN, MATTERS DISCUSSED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH STATEMENTS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS THAT ARE PRECEDED BY, FOLLOWED BY, OR THAT INCLUDE SUCH WORDS AS"ESTIMATE", "ANTICIPATE", "BELIEVE", "PLAN" OR "EXPECT" OR SIMILAR STATEMENTS ARE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE INCLUDE STATEMENTS RELATING TO OTHER PUBLICLY AVAILABLE INFORMATION REGARDING THE COMPANY.